ATLANTA | CHICAGO | CINCINNATI | CLEVELAND

COLUMBUS | DAYTON | LOS ANGELES | MINNEAPOLIS

NEW YORK | SILICON VALLEY | WASHINGTON, D.C.

March 9, 2026

The North Country Funds

1445 Research Boulevard, Suite 530

Rockville, MD 20850

Re: The North Country Funds File Nos. 333-45664 and 811-10123

Trustees:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to The North Country Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 39 to the Registration Statement (the "Amendment"). We also consent to all references to us in the Amendment.

Very truly yours,

/s/____________________

THOMPSON HINE LLP